Exhibit 99.1

UMB Financial Corporation 1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com	News Release

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Announces Pricing of Subordinated Notes Offering

KANSAS CITY, Mo. (Sept. 14, 2020) – UMB Financial Corporation (Nasdaq: UMBF) (“UMB”) announced today that it priced an offering of $200 million aggregate principal amount of 3.700 percent fixed-to-fixed rate subordinated notes, due 2030 at a price to the public of 100 percent of their face value. Interest on these notes will accrue at a rate equal to (i) 3.700 percent per annum from the original issue date to, but excluding, September 17, 2025, the reset date, and (ii) a fixed rate per annum equal to the five-year U.S. Treasury rate as of the reset date, plus 3.437 percent per annum, from the reset date, to and including, September 17, 2030.

Interest on the notes will be payable semi-annually in arrears, on September 17 and March 17 of each year, beginning on March 17, 2021. The offering of the notes is expected to close on September 17, 2020, subject to the satisfaction of customary closing conditions.

The notes are intended to qualify as Tier 2 capital for regulatory purposes. UMB estimates the net proceeds of the offering will be approximately $197.4 million, after deducting underwriting discounts and commissions and estimated transaction expenses payable by UMB. UMB intends to use the net proceeds from the offering of the notes for general corporate purposes, which may include, among other uses, contributing Tier 1 capital to the company’s wholly owned subsidiary, UMB Bank, n.a.

BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. UMB Financial Services, Inc. and Wells Fargo Securities, LLC are acting as co-managers for the offering.

The notes are being offered and will be sold pursuant to an effective shelf registration statement (File No. 333-230787) that was previously filed with the Securities and Exchange Commission (SEC). This offering is being made only by means of a base prospectus and accompanying prospectus supplement.

Before you invest, you should read the preliminary prospectus supplement and accompanying base prospectus in the registration statement for more complete information about this offering. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the notes may be obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, when available, copies of these documents may be obtained from:

BofA Securities, Inc. Attn: Prospectus Department NC1-004-03-43 200 North College Street, 3rd Floor Charlotte, NC 28255-0001 dg.prospectus_requests@bofa.com	J.P. Morgan Securities LLC by contacting: Attn: Investment Grade Syndicate Desk 383 Madison Avenue New York, NY 10179 212-834-4533 prospectus-eq_fi@jpmchase.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19. Information contained on our website or social media channels is not intended to be incorporated by reference in this press release.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond the control of the Company, including market conditions, customary offering closing conditions and other factors described in the base prospectus and accompanying prospectus supplement for the Offering. Additional factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the actual results of the Company may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the SEC and in the base prospectus and accompanying prospectus supplement for the Offering. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws.